UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 3, 2006

Navstar Media Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada State or other jurisdiction of incorporation)	000-50340 (Commission File Number)	752980786 (IRS Employer Identification No.)

Suite 30301, 3rd Floor, Scitech Place,
No. 22 Jianguomenwai Street
Beijing China 100004
(Address of principal executive offices)

Registrant’s telephone number, including area code:   011-86-139-11113602

Premier Document Services, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

ITEM 4.01   Changes in Registrant’s Certifying Accountants

On January 3, 2006 the Company dismissed Beckstead and Watts, LLP, (“Beckstead”) the principal independent accountant in connection with the audit of our consolidated financial statements.

The audit reports of Beckstead on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the consolidated financial statements prepared for the fiscal years ended December 31, 2004 and December 31, 2003 and to the date of resignation, we had no disagreements with Beckstead with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedures of the type discussed in Item 304(a)(iv) of Regulation S-B.

We have engaged Moore Stephens Wurth Frazer and Torbet, LLP, (“Moore Stephens”) as the new principal independent accountant for the Company and its subsidiaries, replacing Beckstead. The board of directors has approved the change of accountants.

During the fiscal years ending December 31, 2004 and December 31, 2003, including the subsequent interim periods through January 3, 2006 the date of Beckstead’s dismissal, and prior to the appointment of Moore Stephens, neither we, nor anyone on our behalf, consulted with Moore Stephens regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

We have provided Beckstead with a copy of this report prior to filing it with the Securities and Exchange Commission (SEC). We requested that Beckstead furnish a letter, addressed to the SEC, stating whether they agree with the above statements. The letter from Beckstead is attached as Exhibit 16.1 to this Form 8-K.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

Exhibit Number 16.1	Description of Exhibit Letter of concurrence from Beckstead and Watts, LLP

SIGNATURES

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2006	Navstar Media Holdings, Inc. (Registrant) /s/ Don Lee (Signature) Don Lee